Exhibit 4.2.4

                         COMMON STOCK PURCHASE AGREEMENT


                  COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 9, 2004, by and among LINSANG PARTNERS, LLC ("LINSANG"), LINSANG INTERNATIONAL L.P. ("LINSANG INTERNATIONAL") and the persons who have executed this Agreement on the signature page hereof (each, a "PURCHASER" and collectively, the "PURCHASERS"). Linsang and Linsang International are hereinafter sometimes collectively referred to as the "LINSANG GROUP."

                  WHEREAS:

                  A. The Linsang Group are major stockholders of LMIC, Inc. (the "COMPANY"), a corporation organized under the laws of the State of Delaware. Shares of the Common Stock of the Company, $0.001 par value per share (the "COMMON STOCK") are quoted on the OTC Bulletin Board under the symbol LMII.OB.

                  B. The Linsang Group and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(1) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  C. The Company and the each of Purchasers have concurrently entered into a Subscription Agreement of even date herewith (the "SUBSCRIPTION AGREEMENT") pursuant to which the Company has sold to such Purchaser, and such Purchaser has purchased from the Company, units of securities consisting of shares of the Common Stock of the Company (the "PURCHASED COMPANY STOCK") and warrants to purchase shares of the Company's Common Stock (the WARRANTS").

                 D. The parties hereto agree that concurrently with the closing under the Subscription Agreement, the Linsang Group will sell to the Purchasers, and the Purchasers will purchase from the Linsang Group, shares of the Common Stock on the terms and conditions set forth below.

                 E. Contemporaneous with the execution and delivery of this Agreement and the Subscription Agreement, the Company, the Purchasers are executing and delivering a Registration Rights Agreement in the form attached to the Subscription Agreement as Exhibit C, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW, THEREFORE, the Linsang Group and the Purchasers hereby agree as follows:



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1. CERTAIN DEFINITIONS.

                  For purposes of this Agreement, the terms AGREEMENT, COMMON STOCK, COMPANY, PURCHASERS, SECURITIES Act, SUBSCRIPTION AGREEMENT, PURCHASED COMPANY STOCK, WARRANTS and LINSANG GROUP shall have the meanings set forth above, the term COMMON SHARES shall have the meaning set forth in Section 2(a) below, and the terms CLOSING and CLOSING DATE shall have the meanings set forth in Section 2(b)(iii) below.

2.       PURCHASE AND SALE OF COMMON SHARES.

                (a) GENERALLY. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in
Section 6 and Section 7 below, on the Closing Date, each of Purchasers executing this Agreement shall purchase from the Linsang Group that number of shares of Common Stock of the Company owned by members of the Linsang Group as shall represent 200% of the aggregate number of shares of Purchased Company Stock purchased by such Purchaser from the Company pursuant to the Subscription Agreement (the "COMMON Shares"). The Purchaser shall purchase the Common Shares for cash in the amount of $0.01 per Common Share, and the Linsang Group shall sell the Common Shares to the Purchaser in such respective amounts as among the Linsang Group as shall be set forth on the signature page of this Agreement.

                (b)      CLOSING DATE.

                        (i) On the Closing Date (as defined below), the Linsang Group shall deliver to each of the Purchasers stock certificates registered in the name of each of the Purchasers evidencing their respective record ownership of the Common Shares by a date that shall be not later than five (5) days following the Closing Date. Notwithstanding the foregoing deliveries or any other provision of this Agreement to the contrary, the Purchasers shall, for all purposes, be deemed to be the record and beneficial owners of the aforesaid Common Shares as at the Closing Date described below.

                        (ii) Each of the Purchasers shall pay the purchase price for the Common Shares to be purchased by it to the Linsang Group against delivery by the Linsang Group of certificates representing such shares duly endorsed for transfer to the Purchasers, and the Linsang Group shall deliver such certificates to the Purchasers against delivery by the Purchasers of the purchase price.

                        (iii) Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Common Shares pursuant to this Agreement (the "CLOSING") shall be concurrent with the Closing under the Subscription Agreement or such other date or time as the Purchasers and the Linsang Group may mutually agree ("CLOSING DATE"). The Closing shall occur at the offices of the Company, or at such other place as the Purchasers and the Linsang Group may otherwise mutually agree.


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

3.       THE PURCHASERS REPRESENTATIONS AND WARRANTIES.

      Each of the Purchasers severally and not jointly represents and warrants to the Linsang Group as follows:

                (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Purchasers are a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization and has all the requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

                (b) PURCHASE FOR OWN ACCOUNT. Each of the Purchasers are purchasing the Common Shares for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchasers understands that the Purchasers must bear the economic risk of this investment indefinitely, unless the Common Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any of the Common Shares other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 3(b) to the contrary, by making the foregoing representation, the Purchasers does not agree to hold the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

                (c) INFORMATION. The Purchasers have been furnished all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Common Shares, which have been requested by the Purchasers. The Purchasers have been afforded the opportunity to ask questions of the Company and has received what the Purchasers believes to be satisfactory answers to any such inquiries. The Purchasers understands that its investment in the Common Shares involves a high degree of risk. Neither such inquiries nor any other due diligence investigation conducted by the Purchasers or its counsel or any of its representatives shall modify, amend or affect the Purchasers's right to rely on the Linsang Group's representations and warranties contained in Section 4 below.

                (d) GOVERNMENTAL REVIEW. The Purchasers understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

                (e) ACCREDITED INVESTOR STATUS. Each of the Purchasers are an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

                (f) AUTHORIZATION; ENFORCEMENT. The Purchasers have the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Common Shares in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchasers and is a valid and binding agreement of the Purchasers enforceable against the Purchasers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium,

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

fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                (g) RESTRICTIONS ON TRANSFER. The Purchasers understand and acknowledge that the Common Shares have not been registered under the Securities Act. Unless and until otherwise permitted, the Common Shares and each certificate and other document evidencing any of the Common Shares shall be endorsed with the legend substantially in the following form:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED FOR SUCH TRANSFER."

4. REPRESENTATIONS AND WARRANTIES OF THE LINSANG GROUP.

                  Each member of the Linsang Group hereby severally represents and warrants to each of the Purchasers as follows:

                (a) ORGANIZATION AND POWER. Each member of the Linsang Group is duly organized and validly existing under the laws of their respective state of organization. Each Linsang Group member has full legal capacity to enter into this Agreement and the other documents contemplated hereby to which such Linsang Group member is a party, and to perform its obligations hereunder and thereunder.

                (b) AUTHORIZATION. The execution, delivery and performance by each member of the Linsang Group of this Agreement and the other documents contemplated hereby to which such Linsang Group member is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action, and no other act or proceeding on the part of the Linsang Group member is necessary to authorize the execution, delivery or performance of this Agreement or the other documents contemplated hereby to which such Linsang Group member is a party and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Linsang Group member and this Agreement constitutes, and the other documents contemplated hereby to which the Linsang Group member is a party upon execution and delivery by the Purchasers will each constitute, a valid and binding obligation of such Linsang Group member, enforceable in accordance with its terms.

                (c) ABSENCE OF CONFLICTS. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which the Linsang Group member is a party, nor the consummation of the transactions


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

contemplated hereby and thereby, will (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien upon the Common Shares under, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body or any person under, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Linsang Group member is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Linsang Group member is subject.

                (d) LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the best of the Linsang Group's knowledge, threatened against or affecting the Linsang Group member, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Linsang Group member's performance under this Agreement, the other documents contemplated hereby to which the Linsang Group member is a party or the consummation of the transactions contemplated hereby or thereby.

                (e) COMMON SHARES. Upon delivery at Closing of certificates representing the Common Shares, good and valid title to the Common Shares will pass to the Purchasers free and clear of any liens or restrictions of any kind.

                (f) DISCLOSURE. Neither this Article 4 nor any document delivered by such Linsang Group member to the Purchasers on the Closing Date contains or, on the Closing Date, will contain, when taken as a whole, any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein not misleading

5.       COVENANTS.

                (a) SATISFACTION OF CONDITIONS. The parties shall use their best efforts to satisfy in a timely manner each of the conditions set forth in
Section 6 and Section 7 of this Agreement.

                (b) BLUE SKY LAWS. The Linsang Group shall, on or before the Closing Date, take such action as the Linsang Group members shall reasonably determine is necessary to qualify the Common Shares for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the applicable states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

6.       CONDITIONS TO THE LINSANG GROUP"S OBLIGATION TO SELL.

                  The obligation of the Linsang Group hereunder to issue and sell Common Shares to a Purchasers at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Linsang Group's sole benefit and may be waived by any Linsang Group member at any time in its sole discretion.


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

                (a) The applicable Purchasers shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Linsang Group.

                (b) The representations and warranties of the applicable Purchasers shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchasers at or prior to the Closing Date.

                (c) No statute, rule, regulation, executive order, decree, ruling, injunction; action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                (d) All of the conditions to the obligations of the Company to sell the Shares and Warrants to the Purchasers under the Subscription Agreements shall have been satisfied, and the Company shall have received the proceeds from the sale of the Shares and Warrants under such Subscription Agreements.

7.       CONDITIONS TO EACH OF THE PURCHASER'S OBLIGATION TO PURCHASE COMMON
         SHARES.

                  The obligation of each of the Purchasers hereunder to purchase the Common Shares to be purchased by him or it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchasers at any time in such Purchaser's sole discretion:

                (a) The Linsang Group shall have executed the signature pages to this Agreement and delivered the same to the Purchasers.

                (b) The representations and warranties of the Linsang Group shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Linsang Group shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Linsang Group at or prior to the Closing Date.

                (c) No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the

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

staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                (d) All of the conditions to the obligations of the Purchasers to purchase the Shares and Warrants from the Company under the Subscription Agreement shall have been satisfied.

8.       MISCELLANEOUS.

                (a) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in the shall be resolved in the federal or state courts located in the City of New York, New York and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 8(f) shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of a Purchasers to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

                (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                (e) ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Linsang Group nor the Purchasers make any representation, warranty, covenant or undertaking with


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

respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Linsang Group and by the Purchasers. Any waiver by the Purchasers, on the one hand, or the Linsang Group, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Linsang Group, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Linsang Group

                           Linsang Partners, LLC
                           P.O. Box 0039
                           Beltsville, D 20704
                           Kwok Li, Chairman

                  If to a Purchaser:

                           At the address set forth on the signature page of
this Agreement, with copy to:

                           vFinance Investments, Inc.
                           120 Post Road West
                           Westport, CT 06880
                           Attention:       Sean Martin

         Each party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Purchasers to the Linsang Group, and in the case of the Linsang Group to all of the Purchasers.

                (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Linsang Group shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers.


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

                (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of nor may any provision hereof be enforced by any other person.

                (i) SURVIVAL. The representations and warranties of the Linsang Group and the agreements and covenants of the Linsang Group shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Linsang Group herein shall act as a waiver of any rights or remedies a Purchasers may have under applicable federal or state securities laws. The Linsang Group agrees to indemnify and hold harmless each of the Purchasers and each of their managers, officers, directors, employees, partners, members, agents and affiliates for loss or damage relating to the Common Shares purchased hereunder arising as a result of or related to any breach by the Linsang Group or any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

                (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                (k) TERMINATION. In the event that the Closing Date shall not have occurred on or before November 9, 2004, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

                (l) JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                (m) EQUITABLE RELIEF. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other parties by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the other parties shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                (n) DETERMINATIONS. Except as otherwise expressly provided herein, all consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a




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

Purchasers shall be made by such Purchasers and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by the Purchasers.


                (o) ATTORNEYS' FEES AND DISBURSEMENTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                                     COMMON SHARES TO BE SOLD
THE LINSANG GROUP:                                  COMMON SHARES

LINSANG PARTNERS, LLC

                                    __________ shares

BY:____________________________

LINSANG INTERNATIONAL L.P.

                                    ___________ shares

BY:___________________________      total:  33,333 SHARES



THE PURCHASER:


Name:


Address:



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